EXHIBIT 10.4

STOCK OPTION AGREEMENT

THIS AGREEMENT, dated effective as of the 31st day of August, 2003, is by and between                                                 , a resident of                                   , (hereinafter referred to as “Holder”), and TENNESSEE COMMERCE BANCORP, INC., a Tennessee corporation (hereinafter referred to as the “Corporation”).

FOR AND IN CONSIDERATION of services rendered by the Holder to the Corporation, the parties hereto agree as follows:

1.             Option.  The Holder has the right to purchase up to 10,000 shares of Common Stock, no par value, (the Stock) of the Corporation for a cash purchase price of $21.00 per share.  The right to exercise these options shall vest on August 31, 2003.  Subject to these vesting requirements, these options may be exercised in increments or in whole at any time on or before August 31. 2013.

2.             Condition.  The exercise of this option is subject to the approval of any bank or bank holding company regulator, if required at such time by law or regulation.

3.             Reservation of Stock.  The Corporation covenants that while the option is exercisable, it will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this option.

4.             Protection Against Dilution.  In any of the following events, occurring hereafter, appropriate adjustment shall be made in the number of shares deliverable upon the exercise of this option or the price per share to be paid so as to maintain the proportionate interest of each option holder:  (a) recapitalizataion of the Corporation through a split-up of the outstanding shares of the Stock or a combination of the outstanding shares into a lesser number; or (b) declaration of a dividend on the Stock of the Corporation, payable in Stock or securities convertible into stock.

5.             Merger.  If the Corporation, or any successor, shall be consolidated or merged with another corporation, or substantially all of its assets shall be sold to another corporation in exchange for stock with the view to distribution such stock to its shareholders, each share of stock purchasable by this option shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of one share of Stock of this Corporation, or its successors, upon such consolidation, merger, or sale, and adequate provision to that effect shall be made at the time thereof.  Such provision shall apply to the establishment of a holding company to acquire shares of the Corporation.

6.             Early Vesting.  In the event of a change in control, as defined herein, occurs, any unvested options under this Agreement shall become immediately vested.  As used herein, the term “control” shall mean (a) the ownership (whether directly, indirectly, beneficially or of record) of shares in excess of 25% of the outstanding shares of Stock by a person or group of persons (including, without limitation, a corporation, trust, partnership, joint venture, individual or other entity), or (b) the occurrence of any transaction relating to the Corporation required to be disclosed pursuant to the requirements of Section 7(j) of the Federal Deposit Insurance Act, as amended, relating the control of at least 25% of the outstanding shares of Stock, or (c) any change in the composition of the Board of Directors of the Corporation resulting in a majority of the present directors of the Corporation not constituting a majority two years hence, provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded.  An issuance of shares of Stock initiated by the Corporation in the ordinary course of Business shall be excluded from this Section.  Beneficial ownership shall include all shares directly or indirectly owned by a person or group of persons or any affiliates or associates of such person or group of persons, or shares which such person or group of persons, affiliates or associates have the right to acquire through the exercise of any option, warrant or right or otherwise and all shares as to which such person or group of persons, affiliates or associates, directly or indirectly, have or share voting power or investment power or both.  As used herein, the term “combined entity” shall mean the Corporation and the person or groups of persons are combined or separate legal entities.

7.             Shareholder’s Rights.  Until the valid exercise of this option, the holder hereof shall not be entitled to any rights of a shareholder; but immediately upon the exercise of this option and upon payment as provided herein, the holder hereof shall be deemed a record holder of the Stock.

8.             Securities Acknowledgment.  This Option has not been registered with the Securities and Exchange Commission or any other federal or state regulatory agency.  This Option may not be offered for sale, sold, transferred, assigned, pledged, or otherwise hypothecated in the absence of an effective registration statement with respect to the security under any applicable federal or state securities law or an opinion of counsel that the proposed transaction is exempt under the applicable federal and state securities laws or is otherwise in compliance with such laws.

9.             Governing Law.  This option is to be construed and enforced in accordance with and governed by the laws of the State of Tennessee.

IN WITNESS WHEREOF, the Corporation has executed this instrument effective on the date and year first above written.

TENNESSEE COMMERCE BANCORP, INC.

By:
Arthur F. Helf Chairman of the Board